EXHIBIT 99.1
NEWS RELEASE

EQUITY CORPORATION INTERNATIONAL
P.O. Drawer 100, Lufkin, Texas 75902-0100

CONTACT:  W. Cardon Gerner, (409) 631-8703

FOR IMMEDIATE RELEASE:

LUFKIN, TEXAS, SEPTEMBER 11 - Equity Corporation International (NASDAQ, NM-ECII), announced today that its Board of Directors has approved a 3-for-2 split of its common stock to be effected as a stock dividend. The record date for purposes of the dividend is September 23, 1996. The stock dividend will be distributed on October 2, 1996. Currently, there are 12,789,507 common shares outstanding.

"Based on the company's performance, we are experiencing a greater interest in our stock," said James P. Hunter, III, chairman and chief executive officer. "This action is being taken to increase the liquidity of our stock and to broaden our shareholder base, while at the same time rewarding our existing shareholder loyalty in our company where the earnings are being reinvested to finance the growth and development of our business in lieu of paying the cash dividends," Hunter concluded.

Equity Corporation International is the nation's fourth largest publicly traded deathcare company, which owns and operates 146 funeral homes and 62 cemeteries in 22 states as of September 10, 1996.